UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2010
CEREPLAST, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California	90245

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 310-615-1900
Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On December 21, 2010, Cereplast, Inc. (the “Company”) entered into a Venture Loan and Security Agreement (the “Loan Agreement”) with Compass Horizon Funding Company, LLC (the “Lender”). The Loan Agreement provides for a loan commitment of $5,000,000 comprising of Loan A and Loan B, each in the amount of $2,500,000. Loan A was funded at closing on December 21, 2010. Loan B will be funded on or before March 2, 2011; provided however, that the Company shall have achieved revenues of not less than $2,000,000 in January 2011, and not less than $2,500,000 in February 2011. Each loan matures 39 months after the date of advance. The Company is obligated to pay interest per annum equal to the greater of (a) 12% or (b) 12% plus the difference between (i) the one month LIBOR Rate, on the date which is five business days before the funding of such loan and (ii) .30%. The Company is required to make payments of accrued interest for the first nine months of each loan and equal payments of principal over thirty months of each loan.
The loans may be prepaid upon 10 business days prior written notice to the lender by paying, the outstanding balance of the loans, all other sums due and payable to the Lender, including all accrued and unpaid interest on the outstanding balance, plus (i) 4% of the then outstanding principal if the loan is prepaid within 12 months after the date it is funded, (ii) 2% of the then outstanding principal if the loan is prepaid more than 12 months but less than 18 months after the date it is funded, or (iii) 1.5% of the then outstanding principal if the loan is prepaid more than 18 months after the date it is funded. The Company paid a commitment fee of $50,000 and issued a seven year warrant to purchase 140,000 shares of common stock of the Company at an exercise price of $4.40. The Company granted a security interest to the Lender in all of its property.
Merriman Capital, Inc., a wholly-owned subsidiary of Merriman Holdings, Inc. served as the financial advisor for the transaction. In connection therewith, the Company agreed to pay Merriman a fee of 6% of the proceeds received by the Company.
On December 22, 2010, the Company released a press release with respect to the foregoing. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit
Number	Description
10.1	Venture Loan and Security Agreement by and between Compass Horizon Funding Company, LLC and Cereplast, Inc. dated as December 21, 2010.
10.2	Form of Warrant
99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: December 22, 2010

CEREPLAST, INC.
/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer